UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

December 23, 2003
Date of Report (date of earliest event reported)

HOST AMERICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-16196	06-1168423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Broadway
Hamden, Connecticut 06518
(Address of Principal Executive Offices
Including Zip Code)

(203) 248-4100
(Registrant’s telephone number,
Including area code)

Not Applicable
(Former name or former address, if changed since last report)
Item 1.	Changes in Control of Registrant

N/A

Item 2.	Acquisition or Disposition of Assets

On December 23, 2003, Host Acquisition Corporation (“HAC”), a wholly-owned subsidiary of Host America Corporation (“Host” or the “Registrant”) merged with and into GlobalNet Energy Investors, Inc. (“GlobalNet”) pursuant to the terms and conditions of the Amended and Restated Merger Agreement dated December 2, 2003 (the “Agreement”).  As a result of the merger, GlobalNet, as the surviving corporation, became a wholly-owned subsidiary of Host and the shareholders of GlobalNet received in the aggregate, 550,000 shares of Host’s “restricted” common stock in exchange for all of their outstanding GlobalNet common stock.  The merger became effective upon the filing of Articles of Merger with the Colorado and Texas Secretary of States on December 23, 2003.

The Agreement contained numerous representations, warranties and covenants by the parties, including the allocation, on an as received basis, of 80% of the net proceeds from the exercise of Host’s 1,150,000 warrants, exercisable at $5.50 per warrant, that are currently publicly traded under the NASDQ Symbol CAFEW.  Prior to exercise of these warrants, Host will file a post-effective amendment to its registration statement (SEC Registration No. 333-50673).  A complete description of all representations, warranties and covenants is set forth in the Agreement included as an Exhibit to this Report.

Concurrent with the closing of the merger, Host and Eric Barger entered into an employment agreement pursuant to which Mr. Barger will be employed for a term extending through June 30, 2007 as the President of Host’s GlobalNet operations. The employment agreement with Mr. Barger contains non-competition provisions, severance benefits and allows Host the right to terminate Mr. Barger’s employment if GlobalNet does not achieve positive net income for the fiscal year ended June 30, 2005.  The agreement is included as an Exhibit to this Report.

In addition, in connection with the merger, Host appointed Eric Barger and Peter Sarmanian to Host’s Board of Directors to serve as Class III Directors.

Item 3.	Bankruptcy or Receivership

N/A

Item 4.	Changes in Registrant’s Certifying Accountants

N/A

Item 5.	Other Events

N/A

Item 6.	Resignations of Registrant’s Directors

N/A

Item 7.	Financial Statements and Exhibits

	(a)	Financial Statements of Business Acquired. The financial statements of the business acquired will be filed by amendment to this Current Report within 60 days after the date hereof.

	(b)	Pro Forma Financial Information. The required pro forma information will be filed by amendment to this Current Report within 60 days after the date hereof.

(c) Exhibits

	10.53	Amended and Restated Merger Agreement dated December 2, 2003

	10.54	Employment Agreement between Host America Corporation and Eric Barger dated December 23, 2003.

Item 8.	Change in Fiscal Year

N/A

Item 9.	Regulation FD Disclosure

N/A
-3-

Item 10.	Amendments/Waivers to the Registrant’s Code of Ethics

N/A

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

N/A

Item 12.	Results of Operations and Financial Conditions

N/A

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: January 7, 2004	By: Geoffrey Ramsey
Geoffrey Ramsey
Chief Executive Officer